UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2021

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 6, 2021, Mr. Randall P. Burton, II, the Company's Vice President, Secretary, Treasurer and Chief Financial Officer, announced his departure from the Company and its subsidiaries to pursue other opportunities. Mr. Burton will be entitled to receive the amounts payable to him pursuant to the terms of an Officer Severance Agreement, including compensation and benefits through September 30, 2021, immediate vesting of restricted common stock, cash payment equal to one-half of his target annual cash bonus and his Company vehicle.

Lawrence T. Oliver will serve as Vice President, Interim Chief Financial Officer, Corporate Secretary and Treasurer of both RGC Resources, Inc. and Roanoke Gas Company, the Company's largest subsidiary, effective immediately. Mr. Oliver previously served as Roanoke Gas Company's Vice President of Regulatory Affairs and Strategy after joining the Roanoke Gas Company management team in 2018. He also served as RGC Resources, Inc.'s Assistant Corporate Secretary and Assistant Treasurer since February 2020. Mr. Oliver's compensation remains unchanged at this time.

In addition to his current roles, Vice President and Chief Information Officer Robert L. Wells, II, will serve as Assistant Corporate Secretary and Assistant Treasurer of both RGC Resources, Inc. and Roanoke Gas Company, effective immediately. Mr. Wells has been a member of the Company's management team since 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: April 9, 2021	By: /s/ Paul W. Nester
Paul W. Nester
President and CEO